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                                                                   EXHIBIT 21.1


            SUBSIDIARIES OF WILSON GREATBATCH TECHNOLOGIES, INC.


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            CORPORATION                           INCORPORATED
           -----------                            ------------
Wilson Greatbatch Ltd.                              New York

Greatbatch-Hittman, Inc.                            Delaware

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